                                                Filed Pursuant to Rule 424(b)(7)
                                                      Registration No. 333-22419

PRICING SUPPLEMENT NO. 9, dated April 24, 1997
This Pricing Supplement is used in reliance on Rule 434 under the Securities Act of 1933, as amended (the "Act"), and supplements the Prospectus dated March 7, 1997 and the Prospectus Supplement dated April 24, 1997. For purposes of Section 10(a) of the Act, the final prospectus relating to the securities offered hereby consists of this Pricing Supplement, the Prospectus and the Prospectus Supplement and the documents incorporated therein by reference.

                                   $75,000,000
                      Associated Estates Realty Corporation
                           Medium-Term Notes Series IX
                                Fixed Rate Notes
                  Due from 9 Months or More From Date of Issue


Principal Amount:                   $15,000,000

Issue Price:                        100%

Original Issue Date:                April 29, 1997

Maturity Date:                      April 30, 2007

Interest Rate:                      7.82%

Agent's Commission:                 .625%

Agent's Capacity:                   Agent

Net Proceeds to Company:            $14,906,250

Agent:                              Lehman Brothers Inc.




This Pricing Supplement supplements the Prospectus and Prospectus Supplement with respect to both (1) the initial offering of Medium-Term Notes Series IX and
(2) market-making transactions in Medium-Term Notes Series IX Lehman Brothers
Inc.